HOLLYFRONTIER CORPORATION

RESTRICTED STOCK UNIT AGREEMENT
(Time-Based Vesting)

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Restricted Stock Units (“Notice of Grant”) by and between HollyFrontier Corporation, a Delaware corporation (the “Company”), and you;
WHEREAS, the Company, as part of your compensation for services to the Company and its Subsidiaries and in order to induce you to materially contribute to the success of the Company, agrees to grant you this restricted stock unit award;
WHEREAS, the Company adopted the Plan (as defined in the Notice of Grant) under which the Company is authorized to grant stock units and phantom stock awards, as applicable (in each case, herein referred to as restricted stock units) to certain employees, directors and other service providers of the Company and its Subsidiaries;
WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Restricted Stock Unit Agreement (Time-Based Vesting) (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
WHEREAS, you desire to accept the restricted stock unit award made pursuant to this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties hereto agree as follows:
1.The Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any cash or other compensation for your services for the Company (or any Subsidiary), an award (the “Award”) covering the aggregate number of Shares set forth in the Notice of Grant in accordance with the terms and conditions set forth herein, in the Notice of Grant and in the Plan, plus the additional rights to receive possible dividend equivalents, in accordance with the terms and conditions set forth herein.
2.    No Shareholder Rights. The Restricted Stock Units (“RSUs”) granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Shares prior to the date Shares are issued to you in settlement of the Award.
3.    Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding Shares on or after the Date of Grant and, on the record date for such dividend, you hold RSUs granted pursuant to this Agreement that have not been settled, the Company shall pay to you an amount in cash equal to the cash dividends you would have received if you were the holder of record as of such record date, of the number of Shares related to the portion of your

1

RSUs that have not been settled as of such record date, such payment (“Dividend Equivalents”) to be made on or promptly following the date that the Company pays such dividend (however, in no event shall the Dividend Equivalents be paid later than 30 days following the date on which the Company pays such dividend to its shareholders generally).
4.    Restrictions; Forfeiture. The RSUs are restricted in that they cannot be sold, transferred or otherwise alienated or hypothecated until Shares related to such RSUs are issued pursuant to Section 8 following the removal or expiration of the restrictions as contemplated in Section 5 (and Section 6, if applicable) of this Agreement and as described in the Notice of Grant. In the event you cease to be an employee of the Company and any Subsidiary, other than as provided in Section 6 below, the RSUs that are not vested on the date of such cessation of employment shall be immediately forfeited.
5.    Expiration of Restrictions and Risk of Forfeiture. The restrictions on the RSUs granted pursuant to this Agreement will expire and the RSUs will become nonforfeitable as set forth in the Notice of Grant, provided that you remain an employee of the Company and its Subsidiaries until the applicable dates and times set forth therein. RSUs that have become vested and non-forfeitable as provided in this Agreement are referred to herein as “Vested.”
6.    Termination of Employment.
(a)    Termination Generally. Subject to subsections (b), (c), (d) and (e) below, if your employment relationship with the Company and its Subsidiaries is terminated for any reason, then those RSUs that have not become Vested as of the date of termination shall become null and void and those RSUs shall be forfeited to the Company. The RSUs that are Vested as of the date of such termination shall not be forfeited to the Company and will be settled in accordance with Section 8.
(b)    Death or Disability. In the event of termination of your employment due to your (i) death or (ii) total and permanent disability, as determined by the Committee in its sole discretion, in either case, before all of the RSUs granted pursuant to this Agreement have become Vested, you will forfeit a number of RSUs equal to the number of RSUs specified in the Notice of Grant times the percentage that (A) the number of days beginning on the day on which the termination due to death or disability occurs and ending on the last day of the Service Period, (B) bears to the total number of days in the Service Period, and any remaining RSUs that are not vested will become Vested; provided, however, that any fractional RSUs will become null and void and automatically forfeited.
(c)     Retirement. In the event of termination of your employment with the Company and its Subsidiaries due to your Retirement before all of the RSUs have become Vested, the RSUs granted pursuant to this Agreement that have not become Vested as of such date of termination shall become Vested on such date of termination.
(d)    Special Involuntary Termination. In the event of a Special Involuntary Termination, all of the RSUs granted pursuant to this Agreement will become Vested.

(e)    Effect of Employment Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and any employment, change in control, or similar agreement entered into by and between you and the Company (or any Subsidiary), the terms of the employment, change in control or similar agreement shall control, subject to compliance with Section 409A of the Code.
7.    Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of the Company (or a Subsidiary), provided that rights to the RSUs during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
8.    Issuance of Stock. Shares shall be issued to you in settlement of your Vested RSUs within 30 days following the date upon which such RSUs become Vested in accordance with the Agreement. At the time of settlement, the Company shall cause to be issued Shares registered in your name in payment of the Award. The Company shall evidence the Shares to be issued in payment of the RSUs in the manner it deems appropriate. The value of any fractional RSU shall be rounded down at the time Shares are issued to you. No fractional Shares, nor the cash value of any fractional Shares, will be issuable or payable to you pursuant to this Agreement. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 8 nor any action taken pursuant to or in accordance with this Section 8 shall be construed to create a trust or a funded or secured obligation of any kind.
9.    Payment of Taxes. The Company may require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its Subsidiary’s) current or future withholding with respect to federal, state or local income or other taxes that you incur as a result of the Award. With respect to any tax withholding (and to the extent permissible pursuant to Rule 16b-3 under the Exchange Act, if applicable), you may (a) direct the Company to withhold from the Shares to be issued to you under this Agreement the number of Shares necessary to satisfy the Company’s withholding of such taxes, which determination will be based on the Shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company Shares sufficient to satisfy the Company’s tax withholding, based on the Shares’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations. If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes and the maximum number of Shares that may be so withheld or surrendered shall be a number of Shares that have an aggregate Fair Market Value on the date of withholding or repurchase of up to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for you in your relevant federal, state, foreign and/or local tax jurisdiction, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the Award. The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the Shares withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.
10.    Compliance with Securities and Other Applicable Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is, at the time of issuance, in effect with respect to the Shares issued or (b) in the opinion of legal counsel to the Company, the Shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Shares available for issuance.
11.    Legends. The Company may at any time place legends referencing any restrictions imposed on the Shares pursuant to Sections 4 and 10 of this Agreement on all certificates representing Shares issued with respect to this Award.
12.    Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.
13.    Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
14.    Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise to the extent allowed by applicable law.
15.    No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the RSUs granted hereunder.

16.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of RSUs or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, will, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. In addition, the Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a general release of all claims in favor of the Company, any Affiliate and the employees, officers, stockholders or board members of the foregoing in such form as the Company may determine; provided, however, that any review period under such release will not modify the date of settlement with respect to your Award.
17.    Clawback. This Agreement is subject to any written clawback policies that the Company, with the approval of the Board or the Committee, may adopt to the extent allowed by applicable law. Any such policy may subject your RSUs and amounts paid or realized with respect to the RSUs under this Agreement to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted by the Company, including any policy to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Agreement.
18.    No Guarantee of Interests. Neither the Board nor the Company guarantee the Shares from loss or depreciation.
19.    Company Records. Records of the Company or its Subsidiaries regarding your period of employment or service, termination of service and/or employment and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
20.    Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or, if earlier, the date it is sent via certified United States mail.
21.    Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
22.    Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you. Nothing in this Agreement will prevent you from: (a) making a good faith report of possible violations of applicable law to any governmental agency or entity or (b) making disclosures that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, nothing herein shall prevent you from making a disclosure that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer of reporting a suspected violation of law may make disclosures without violating this Section 21 to the attorney of the individual and use such information in the court proceeding.
23.    Section 409A. It is intended that the RSUs awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Payments shall only be made on an event and in a manner permitted by Section 409A of the Code. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. This Agreement may be amended without your consent in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code. In no event may you, directly or indirectly, designate the calendar year of a payment. Notwithstanding anything in this Agreement to the contrary, if you are a “specified employee” under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If you die during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of your estate within 60 days after the date of your death.
24.    Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
25.    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
26.    Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
27.    Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
28.    Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.
29.    Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas, Texas and the United States District Court for the Northern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the RSUs or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.
30.    Amendment. This Agreement may be amended the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
31.    The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.
32.    Defined Terms.
(a)    “Adverse Change” means (i) a change in the city in which you are required to work regularly, (ii) a substantial increase in travel requirements of employment, (iii) a substantial reduction in duties of the type previously performed by you, or (iv) a significant reduction in your compensation or benefits (other than bonuses and other discretionary items of compensation) that does not apply generally to employees of the Company or its successor.
(b)    “Affiliate” has the meaning provided in Rule 12b-2 under the Exchange Act.
(c)    “Beneficial Owner” has the meaning provided in Rule 13d-3 under the Exchange Act.
(d)    “Cause” means:
(i)    An act or acts of dishonesty on your part constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company or any Subsidiary;
(ii)    Gross or willful and wanton negligence in the performance of your material and substantial duties of employment with the Company and its Subsidiaries; or
(iii)    Your conviction of a felony involving moral turpitude.
The existence of Cause shall be determined by the Committee, in its sole and absolute discretion.

(e)    “Change in Control” means the occurrence of any of the following after the Date of Grant:
(i)    Any Person, other than (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 40% of the combined voting power of the Company’s then outstanding securities, or more than 40% of the then outstanding common stock of the Company, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 32(e)(iii)(1) below.
(ii)    The individuals who as of the Date of Grant constitute the Board and any New Director cease for any reason to constitute a majority of the Board.
(iii)    There is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, except if:
(1)    the merger or consolidation results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
(2)    the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly, or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing more than 40% of the combined voting power of the Company’s then outstanding securities.
(iv)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 60% of the combined voting power of the voting securities of which is owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
(f)    “New Director” means an individual whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.
(g)    “Person” has the meaning given in section 3(a)(9) of the Exchange Act as modified and used in sections 13(d) and 14(d) of the Exchange Act.
(h)    “Retirement” means your termination of employment other than for Cause on or after the date on which you: (i) have achieved ten years of continuous service with the Company, and (ii) are age sixty (60).
(i)    “Service Period” means the period of time beginning on the Date of Grant specified in the Notice of Grant and ending on the final vesting date specified in the Notice of Grant.
(j)    “Special Involuntary Termination” means the occurrence of (1) or (2) below within 60 days prior to, or at any time after, a Change in Control, where (1) is termination of your employment with the Company (including Subsidiaries of the Company) by the Company (or any Subsidiary) for any reason other than Cause and (2) is your resignation from employment with the Company (including Subsidiaries of the Company) within 90 days after an Adverse Change by the Company (including Subsidiaries of the Company) in the terms of your employment.
[Remainder of page intentionally left blank]